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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our Predecessor report dated November 24, 2007, except for Note 21 which is as of December 13, 2007, and our Successor report dated November 24, 2007, except for Note 21 which is as of December 13, 2007 and except for Note 22 which is as of December 26, 2007, relating to the consolidated financial statements of MYR Group, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
January 24, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM